                       CONSUMER PORTFOLIO SERVICES, INC.
                  PARTIALLY CONVERTIBLE SUBORDINATED 9% NOTE

$15,000,000                                                        June 12, 1997

     For value received, CONSUMER PORTFOLIO SERVICES, INC., a California corporation ("Maker"), unconditionally promises to pay to the order of STANWICH FINANCIAL SERVICES CORP., a Rhode Island corporation ("Payee"), in the manner and at the place hereinafter provided, the principal amount of FIFTEEN MILLION DOLLARS AND NO CENTS ($15,000,000), on June 12, 2004, subject to earlier redemption in certain circumstances, as provided herein.

     Maker also promises to pay interest on the unpaid principal amount hereof from the date hereof until paid in full at the rate of 9.00% per annum, and interest shall be payable on the 12th day of each month commencing July 12, 1997. All computations of interest shall be made on the basis of a 360-day year and a 30-day month (including the first but excluding the last day). In no event shall the interest rate payable on this Note exceed the maximum rate of interest permitted to be charged under applicable law.

     1. Payments on the Note. All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds to the following wire account: Citibank FSB CT, 435 East Putnam Avenue, Cos Cob, CT 06807, ABA# 221172610, for the account of Stanwich Financial Services Corp., Account #45356924, or to such other place as shall be designated in a written notice delivered to Maker. Whenever any payment on this Note shall be stated to be due on a day that is not a business Day, such payment shall instead be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest payable on this Note.

     2.  Subordination.
      (a) In General. This Note is issued subject to, and each Person holding this Note or any interest therein, whether upon original issue or upon transfer or assignment thereof, shall by acceptance hereof be deemed to have accepted and agreed to be bound by the provisions that the indebtedness evidenced by this
Note is and shall be subordinated and subject in right of payment, to the extent and in the manner provided in this Section 2, to the prior payment in full of all Senior Debt. The terms of this Section 2 shall be construed whenever ambiguous so as to make the indebtedness evidenced by this Note of equal ranking with the indebtedness evidenced by the Maker's outstanding $20,000,000 of Rising Interest Subordinated Redeemable Securities due 2004 and the Maker's outstanding $20,000,000 of Participating Equity Notes due 2004.

      (b) Permitted Payments. Until all Senior Indebtedness has been paid in full, the Holder shall be permitted to retain only the following payments of principal and interest paid by the

Maker on this Note (all such payments being referred to herein as "Permitted Payments"), and all such payments that are not Permitted Payments will be turned over by the Holder of this Note to the holder or holders of Senior Indebtedness or any agent therefor (a "Senior Agent") for the benefit of the holder or holders of Senior Indebtedness:
           (i) principal payment of this Note, whether (A) at the Stated Maturity, (B) at the Maker's option provided that the holder or holders of Senior Indebtedness or any Senior Agent has received written notice from the Maker not later than 45 days prior to a Redemption Date, or (C) as a result of the occurrence of a Special Redemption Event provided that the holder or holders of Senior Indebtedness or any Senior Agent has received written notice from the Maker of the Special Redemption Event not later than 40 days after the occurrence of the Special Redemption Event; provided that all such principal payments are subject to the restrictions set forth in Section 2(c) hereof; and

           (ii) payments of interest on this Note so long as no default has occurred and is then continuing with respect to the payment of principal of or interest on the Senior Indebtedness; for such purposes, any such default which has been cured by payment or which has been waived, shall not be deemed to be continuing;

      (c) Suspension on Senior Debt Default. From and after the receipt by Maker of a written notice (the "Default Notice") from the holder or holders of not less than 51% in principal amount of the outstanding Senior Indebtedness or any Senior Agent specifying that any default in the payment of any obligation on any Senior Indebtedness when due, whether at the stated maturity of any such payment or by declaration of acceleration, call for redemption, mandatory repurchase, payment or prepayment or otherwise (a "Senior Payment Default") has occurred, Maker may not make any principal payments described in Section 2(b)(1), and the Holder of this Note may not accelerate the Maturity of this Note as provided in Section 11, until the first to occur of the following:

           (i)   such Senior Payment Default is cured, or

           (ii) such Senior Payment Default is waived by the holders of such Senior Indebtedness or the Senior Agent, or

           (iii) the expiration of 180 days after the date the Default Notice is received, if the maturity of such Senior Indebtedness has not been accelerated at such time or the holder or holders of not less than 51% in principal amount of the outstanding Senior Indebtedness or any Senior Agent has not exercised any judicial or non-judicial remedy with respect to any collateral securing such Senior Indebtedness at such time, and the provisions of this Section 2 otherwise permit the payment at such time.

      Upon payment in full of the Senior Indebtedness, payment of principal and interest may be made to the Holder of this Note, without restriction.

      (d) Distributions in Bankruptcy. Upon a payment or distribution to creditors of the Maker in a liquidation, dissolution, or winding up of the Maker or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Maker or its property or an assignment for the benefit of Creditors or any marshaling of the Maker's assets and liabilities,

           (i) the holders of the Senior Indebtedness shall be entitled to receive payment of the full amount of the Senior Indebtedness before the Holder of this Note is entitled to receive any payment with respect thereto; and

           (ii) any payment by, or distribution of assets of, the Maker of any kind or character, whether in cash, property or securities (other than securities of the Maker as reorganized or readjusted or securities of the Maker or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this Section 2 with respect to this Note, to the payment of all Senior Indebtedness, provided that the right of the holders of Senior Indebtedness are not impaired by such reorganization or readjustment), to which the Holder of this Note would be entitled except for the provisions of this
Section 2 shall be paid or delivered by the Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holder or holders of Senior Indebtedness or any Senior Agent, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness, before any payment or distribution is made to the Holder of this Note; and

          (iii) in the event, notwithstanding the foregoing, any payment by, or distribution of assets of, the Maker of any kind or character, whether in cash, property or securities (other than securities of the Maker as reorganized or readjusted or securities of the Maker or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this Section 2 with respect to this Note, to the payment of all Senior Indebtedness, provided that the rights of the holders of Senior Indebtedness are not impaired by such reorganization or readjustment), shall be received by the Holder of this Note before all Senior Indebtedness is paid in full, such payment or distribution shall be paid over to the holder or holders of such Senior Indebtedness or any Senior Agent, ratably as aforesaid, for application to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

      (e) Exclusive Powers. The holders of Senior Indebtedness and the Holder of this Note, respectively, are entitled to exercise certain rights and powers with respect to the Maker from time to time, whether before or after an occurrence of an Event of Default, and the exercise of any such right or power by one creditor may preclude the exercise of a similar right or power by one or more other creditors (any such right or power being herein called an "Exclusive Power"). To the extent that any holder or holders of Senior Indebtedness or any Senior Agent actually exercises any Exclusive Power, then the Holder of this Note agrees to refrain from exercising any substantially similar Exclusive Power to the extent necessary to permit the holders of Senior Indebtedness to benefit from their actions.

      (f) Modification of Senior Debt. No amendment, modification, extension, replacement, restatement or substitution of the Senior Indebtedness, or of any agreement or note now or hereafter in effect pertaining to such Senior Indebtedness, shall nullify, impair, limit, alter or modify the provisions of this Section 2.

      (g) Expenses included in Senior Debt. For purposes of this Section 2, Senior Indebtedness shall include all fees, expenses and costs incurred by or on behalf of the holder or holders of the Senior Indebtedness or the Senior Agent in connection with the Senior Indebtedness.

      (h) Notice to Senior Debt. Notices to holders of Senior Indebtedness shall be made to each holder of Senior Indebtedness or, if holders of Senior Indebtedness have appointed a Senior Agent, then to such Senior Agent, and shall be made in the manner specified in the document evidencing such holder's Senior Indebtedness if such a manner is so specified therein.

      (i) Subrogation. Subject to the payment in full of all Senior Indebtedness, the Holder of this Note shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities of the Maker applicable to such Senior Indebtedness until all amounts owing on this Note shall be paid in full, and, as between the Maker, its creditors other than holders of Senior Indebtedness, and the Holder of this Note, no such payment or distribution made to the holders of Senior Indebtedness by virtue of this Section 2 which otherwise would have been made to the Holder of this Note shall be deemed to be a payment by the Maker on account of the Senior Indebtedness, it being understood that the provisions of this
Section 2 are and are intended solely for the purpose of defining the relative rights of the Holder of this Note, on the one hand, and the holders of Senior Indebtedness, on the other hand.

      (j) Obligations of Maker Unconditional. Nothing contained in this Section 2 or elsewhere in this Note is intended to or shall impair, as between the Maker, its creditors other than the holders of Senior Indebtedness, and the Holder of this Note, the obligations of the Maker, which are absolute and unconditional, to pay to the Holder of this Note the principal of and interest on this Note as and when the same shall become due and payable in accordance with its terms, or is intended to or shall affect the relative rights of the Holder of this Note and creditors of the Maker other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Holder of this Note from exercising all remedies otherwise permitted by applicable law upon default under this Note, subject to the rights, if any, under this Section 2 of the holders of Senior Indebtedness in respect of cash, property or securities of the Maker received upon the exercise of any such remedy.

      Upon any payment or distribution of assets of the Maker referred to in this Section 2, the Holder of this Note shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any such dissolution, winding up, liquidation or reorganization proceeding affecting the affairs of the Maker is pending or upon a certificate of the trustee in bankruptcy, receiver, assignee for the benefit of creditors, liquidating trustee or agent or other person making any payment or distribution, delivered to the Holder of this Note, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Maker, the amount thereof or payable thereon, the amount paid or distributed thereon and all other facts pertinent thereto or to this Section 2.

     3.  Redemption.
      (a) Date. This Note is not subject to redemption at the option of the Maker prior to June 12, 2000. On or after June 12, 2000 this Note may be redeemed at the option of the Maker, in whole but not in part, at any time at a redemption price of 100% of its principal amount plus accrued and unpaid interest thereon through and including the Redemption Date.

      (b) Notice. Notice of redemption shall be given not less than 30 nor more than 60 days prior to the Redemption Date.

      (c) Segregation. On or prior to any Redemption Date, the Maker shall segregate and hold in trust an amount of Money sufficient to pay the Redemption Price of, and any accrued interest on this Note.

      (d) Effect of Notice. Notice of redemption having been given as aforesaid, this Note shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Maker shall default in the payment of the Redemption Price and accrued interest) this Note shall cease to bear interest. Upon surrender of this Note for redemption in accordance with said notice, this Note shall be paid by the Maker at the Redemption Price, together with any accrued interest to the Redemption Date subject to the exercise by the Holder of its right to convert the principal amount or a portion thereof to Common Stock. If this Note shall not be so paid upon surrender thereof for redemption, the principal and any premium, until paid, shall bear interest from the Redemption Date at the rate prescribed herein.

      4.   Conversion Privilege.
      (a) General. Subject to and upon compliance with the terms and limitations of this Section 4, the Holder of this Note may elect to convert up to 20% of the principal amount of this Note into Common Stock at the Conversion Price determined as hereinafter provided. Such right to elect to convert 20% of the principal amount of this Note into Common Stock is limited and may only be exercised by a Holder upon (i) the Stated Maturity of the principal of this Note on June 12, 2004, (ii) the redemption of this Note at the option of the Maker or
(iii) the redemption of this Note at the option of the Holder following the occurrence of a Special Redemption Event. If the Holder does not exercise the option to convert 20% of the principal of this Note upon the occurrence of the first to occur of the foregoing (i), (ii) or (iii), such conversion right shall expire on the Stated Maturity, Redemption Date or Repayment Date, as applicable, unless the Maker defaults in making the payment due on such date.

      (b) Procedure. In order to exercise the conversion privilege, the Holder shall surrender this Note accompanied by written notice that the Holder elects to convert 20% of the principal amount of this Note and stating the name or names (with address) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued, and by proper assignment thereof to the Maker. Maker shall issue and deliver to the Holder, or on the written order of the Holder, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions of this Section 4(b) and cash, as provided in
Section 4(c), in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion. Such conversion shall be deemed to have been effected at the close of business on the Effective Date, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby on such date; provided, however, that any such surrender on any date when the stock transfer books of the Maker shall be closed shall constitute the person or persons in whose name or names the certificate or certificates for such shares are to be issued as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open, and 20% of the Note surrendered shall not be deemed to have been converted until such time for all purposes, but such conversion shall be at the Conversion Price in effect at the close of business on the Effective Date. Anything contained in this Section 4(b) to the contrary notwithstanding, the Maker shall not be obligated to effect the transfer of any conversion shares upon conversion of this Note or cause any conversion shares upon conversion of 20% of this Note to be registered in any name or names other than the name of the holder of this Note, unless the Holder delivers to the Maker an opinion of counsel reasonably satisfactory to the Maker to the effect that such transfer is in compliance with applicable securities laws.

      The term "Effective Date" as used in this Section 4(b) means (i) if the conversion occurs on the Stated Maturity of this Note, the Stated Maturity Date,
(ii) if the conversion occurs as a result of the redemption of this Note at the option of the Maker, the Redemption Date, and (iii) if the conversion occurs because of the occurrence of a Special Redemption Event and the Holders's election to require redemption of this Note, the Repayment Date.

      Upon the conversion of 20% of this Note by a Holder, the remaining principal amount of this Note (plus the amount equal to any fraction of a share paid in cash as provided in Section 5 below) shall, upon surrender of this Note, be paid to the Holder. For the purpose of computation of interest in connection with a conversion of the Note, the entire principal amount of the Note shall be deemed outstanding until the Effective Date.

      (c) Fractional Shares. The Maker shall not be required to issue fractions of a share or scrip representing fractional shares of Common Stock upon conversion of 20% of this Note by a Holder. If any fraction of a share of Common Stock would, except for the provisions of this Section be issuable on the conversion of this Note, the Maker shall pay a cash adjustment in respect of such fraction, equal to the value of such fraction based on the then Conversion Price.

      (d) Conversion Price. The Conversion Price of Common Stock upon conversion of 20% of this Note or Notes shall be as provided in this Section.

                (i) The price at which shares of Common Stock shall be delivered upon conversion (the "Conversion Price") shall initially be $11.86 (Eleven Dollars and Eighty-Six Cents) per share of Common Stock.

                (ii) The Conversion Price in effect or to be in effect at any time shall be subject to adjustment from time to time as provided in the following provisions of this Section 4.

      The Conversion Price shall be subject to adjustment from time to time as follows:

      A. In case the Maker shall at any time or from time to time after the date of this Note (I) distribute dividends (or other distributions) payable in Common Stock on any class of capital stock of the Maker, (II) issue to all holders of Common Stock rights, options or warrants entitling them to subscribe for or purchase Common Stock (or securities convertible into Common Stock) at less than the then-current Market Price (as determined in accordance with the terms of this Note) unless the Holder of this Note is entitled to receive the same upon conversion, (III) subdivide, combine or reclassify Common Stock or (IV) distribute to all holders of Common Stock evidences of indebtedness of the Maker or assets (including securities, but excluding those rights, options, warrants, dividends and distributions referred to above and excluding dividends and distributions paid in cash out of the retained earnings of the Maker), then and thereafter successively upon each such issue, sale, dividend or other distribution or subdivision, combination or reclassification, the Conversion Price for each share of Common Stock in effect immediately prior to such issue, sale, dividend or other distribution or subdivision, combination or reclassification shall forthwith be reduced to a price (calculated to the nearest full cent by the Maker) equal to the quotient obtained by dividing (i) an amount equal to the sum of (a) the total number of shares of Common Stock outstanding immediately prior to such issue, sale, dividend or other distribution multiplied by such Conversion Price in effect immediately prior to such issue, sale, dividend or other distribution or subdivision, combination or reclassification, plus (b) in the case of such an issue or sale, the consideration, if any, received by the Maker upon such issue or sale, or minus
(c) in the case of such a dividend or other distribution, the amount of such dividend or other distribution, by (ii) the total number of shares of Common Stock outstanding immediately after such issue, sale, dividend or other distribution or subdivision, combination or reclassification.

      The Maker shall not be required to make any adjustment of the Conversion Price if the amount of such adjustment shall be less than $0.25 per share, but in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time and together with the next subsequent adjustment, which, together with any adjustment so carried forward, shall amount to not less than $0.25 per share.

      For the purposes of any adjustment as provided in this subsection A, the following provisions shall also be applicable:

         (i) In case of the issue of additional shares of Common Stock for cash, the consideration received by the Maker therefor shall be deemed to be the cash proceeds received by the Maker for such shares, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Maker in connection therewith.

         (ii) In case at any time the Maker shall grant to all Holders of Common Stock any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such convertible or exchangeable stock or securities being herein called "Convertible Securities"), whether or not such rights or options or the rights to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities (determined by dividing (a) the total amount, if any, received or receivable by the Maker as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration payable to the Maker upon the exercise of such rights or options, plus, in the case of any such rights or options which relate to such Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (b) the total maximum numbers of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options) shall be less than the Market Price in effect immediately prior to the time of the granting of such rights or options, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such rights or options shall (as of the date of granting of such rights or options) be deemed to be outstanding and to have been issued for such price per share. No further adjustments of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such rights or options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities. If any of such rights or options or the rights to convert or exchange any such Convertible Securities expire without being exercised, then if the Conversion Price was adjusted as a result of the granting of such rights or options, upon such expiration the Conversion Price shall be adjusted to what it would have been had those rights or options which expired not been granted.

         (iii) In case at any time the Maker shall declare a dividend or make any other distribution upon any stock of the Maker payable in Common Stock or Convertible Securities, any Common Stock or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

         (iv) In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold, in whole or in part, for a consideration other than cash, the amount of the consideration other than cash received by the Maker shall be deemed to be the fair value of such consideration as determined by the Board of Directors of the Maker.

         (v) In case of the payment or making of a dividend or other distribution on Common Stock in property (other than in shares of Common Stock and securities convertible into or exchangeable for shares of Common Stock, but including all other securities) such dividend or other distribution shall be deemed to have been paid or made at the close of business at the record date fixed for the determination of stockholders entitled to receive such dividend or other distribution and the amount of such dividend or other distribution shall be the amount of cash and, if in property other than cash, shall be deemed to be the value of such property as determined in good faith by the Board of Directors of the Maker at the time of the declaration of such dividend or other distribution.

         (vi) The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Maker, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

     B. Anything to the contrary notwithstanding, the Maker shall not be required to make any adjustment of the Conversion Price as a result of the happening of any of the following:

         (i)   The issuance of this Note;

         (ii) The issuance of shares of Common Stock upon the conversion of any portion of this Note;

         (iii) The issuance of not more than 2,700,000 shares of Common Stock upon the exercise of options granted under the Maker's 1991 Stock Option Plan;

         (iv) The issue of non-qualified stock options (and the issuance of shares upon the exercise thereof) by the Maker to its directors, officers and employees for not exceeding an aggregate of 1,000,000 shares of Common Stock; and

         (v) Such additional shares as may be issuable upon the exercise of such options described in (iii) or (iv) above by reason of stock dividends, stock splits, and other changes in the capitalization of the Maker.

     C. In case at any time the Maker shall subdivide its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Maker shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

     D. If any capital reorganization or reclassification of the capital stock of the Maker, or consolidation or merger of the Maker with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the Holder of this Note shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in this Note in lieu of the shares of the Common Stock (or other securities) of the Maker which would have been purchasable upon the exercise of the conversion rights hereunder, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of shares of such Common Stock (or such other securities) immediately theretofore purchasable and receivable upon the exercise of the conversion rights hereunder, had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the conversion rights hereunder to the end that the provisions hereof (including without limitation provisions for adjustments of the conversion price and of the number of shares purchasable upon the conversion of this Note) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon any conversion hereunder (including an immediate adjustment, by reason of such consolidation, merger or sale, of the conversion price, to the value for the Common Stock reflected by the terms of such consolidation, merger or sale if the value so reflected is less than the conversion price in effect immediately prior to such consolidation, merger or sale). The Maker shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Maker) resulting from such consolidation or merger or the corporation purchasing such assets shall assume, by written instrument executed and mailed to the Holder of this Note at the address specified for notice under this Note, the obligation to deliver to the Holder such shares of stock, securities or assets, as, in accordance with the foregoing provisions, the Holder may be entitled to purchase. The successor corporation shall be deemed substituted for the Maker for all purposes of this Section and this Note.

      The provisions of paragraph D above governing the substitution of another corporation for the Maker shall similarly apply to successive instances in which the corporation then deemed to be the Maker hereunder shall either sell all or substantially all of its properties and assets to any other corporation, shall consolidate with or merge into any other corporation or shall be the surviving corporation of the merger into it of any other corporation as a result of which the holders of any of its stock or other securities shall be deemed to have become the holders of, or shall become entitled to, the stock or other securities of any corporation other than the corporation at the time deemed to be the Maker hereunder.

      E. For purposes of this Section 4, the "Market Price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the 15 consecutive Business Days selected by the Maker commencing not less than 20 nor more than 30 Business Days before the day in question. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq National Market or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq National Market, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Maker for that purpose.

      (e) Stamp Tax. If Payee converts this Note, Maker shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion.

      (f) Reservation of Shares. Maker shall reserve out of its authorized but unissued Common Stock enough shares to permit the conversion of this Note. All shares of Common Stock which may be issued upon conversion of this Note shall be fully paid and non-assessable.

     5.  Special Redemption Events.
      In the event that there shall occur a Special Redemption Event with respect to the Maker, the Holder shall have the right, at the Holder's option, to require the Maker to redeem this Note in whole but not in part on the Repayment Date that is seventy-five (75) days after the occurrence of the Special Redemption Event for consideration consisting of either (i) cash equal to 80% of the principal amount of this Note plus accrued but unpaid interest to the date of redemption plus the number of Shares of Common Stock into which 20% of this Note is convertible pursuant to Section 4, or (ii) cash equal to 100% of the principal amount of this Note plus accrued but unpaid interest to the date of redemption, but not both (i) and (ii). Within 45 days after the occurrence of a Special Redemption Event the Maker shall give notice to the Holder of the occurrence of such Special Redemption Event, which notice shall further state the date on or before which the Holder must notify the Maker of the Holder's intention to exercise the redemption option (which date shall be three (3) Business Days prior to the Repayment Date) and the procedures that Holder must follow to exercise its rights under this Section 5. To exercise such rights, the Holder must deliver to the Maker on or before the close of business on the third Business Day prior to the Repayment Date: (i) written notice of the Holder's redemption election pursuant to this Section 5, in form reasonably satisfactory to the Maker, signed by the Holder or its duly authorized representative, and
(ii) this Note, free and clear of any liens or encumbrances of any kind.

     6. Registration Rights. The shares issuable upon conversion of this Note pursuant to Section 4 hereof, shall be entitled to the benefits of the Registration Rights Agreement dated the date hereof, and agreed by and between Maker and Payee.

     7. Covenants. For so long as this Note has not been paid in full, Maker covenants and agrees as follows:
      (a) Corporate Existence. The Maker shall do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory) and franchises of the Maker and its Subsidiaries, and shall comply with all material statutes, rules, regulations and orders of and restrictions imposed by governmental and administrative authorities and agencies applicable to the Maker and its Subsidiaries; provided, however, that the foregoing shall not obligate the Maker to preserve any such right or franchise if the Maker shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Maker and its Subsidiaries and that the loss thereof is not disadvantageous in any material respect to the Holder.

      (b)  Maintenance of Properties. The Maker will:

           (i) cause its properties and the properties of its Significant Subsidiaries used or useful in the conduct of the business of the Maker and its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary facilities and equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Maker may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that the foregoing shall not prevent the Maker or a Subsidiary from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the judgment of the Maker, desirable in the conduct of its business and not disadvantageous in any material respect to the Holder; and

           (ii) take all appropriate steps to preserve, protect and maintain the trademarks, trade names, copyrights, licenses and permits used in the conduct of the business of the Maker and its Subsidiaries; provided, however, that the foregoing shall not prevent the Maker or a Subsidiary from selling, abandoning or otherwise disposing of any such trademark, trade name, copyright, license or permit if such sale, abandonment or disposition is, in the judgment of the Maker, desirable in the conduct of its business and not disadvantageous in any material respect to any Holder.

      (c) Limitation on Restricted Payments. The Maker shall not (i) declare or pay any dividend, either in cash or property, on any shares of its capital stock (except dividends or other distributions payable solely in shares of capital stock of the Maker, or warrants, options, or other rights solely to acquire solely capital stock of the Maker) or (ii) purchase, redeem or retire any shares of its capital stock or any warrants, rights or options to purchase or acquire any shares of its capital stock

(except from employees in connection with the termination of their employment) or (iii) make any other payment or distribution, either directly or indirectly through any Subsidiary, in respect of its capital stock (such dividends, purchases, redemptions, retirements, payments and distributions being herein collectively called "Restricted Payments") if, after giving effect thereto,

           (i) an Event of Default would have occurred; or

           (ii)(A) the sum of (i) such Restricted Payment plus the aggregate amount of all Restricted Payments made during the period after December 31, 1996 would exceed (B) the sum of (i) $7,500,000 plus (ii) 50% of Consolidated Net Income for the period commencing December 31, 1996 and ending on the date of payment of such Restricted Payment, treated as one accounting period plus (iii) 100% of the cumulative cash and non-cash proceeds received by the Maker from contributions to capital or the issuance or sale after December 31, 1996 of capital stock of the Maker or of any warrants, rights or other options to purchase or acquire its capital stock.

Notwithstanding the foregoing, the Maker may make a previously declared Restricted Payment if at the date of the declaration, such Restricted Payment would have been permitted under this Section. For purposes of this Section, the amount of any Restricted Payment payable in property shall be deemed to be the fair market value of such property as determine by the Board of Directors of the Maker.

      (d) Limitation on Indebtedness for Money Borrowed. The Maker will not, nor will it permit any Subsidiary to, create, incur, assume, guarantee or be liable with respect to any Indebtedness for Money Borrowed (other than Subordinated Indebtedness if, immediately after giving effect to any such creation, incurrence, assumption or guarantee (including the retirement of any existing indebtedness from the proceeds of such additional Indebtedness for Money Borrowed), the aggregate amount of Indebtedness for Money Borrowed outstanding would exceed six (6) times the sum of the Maker's Consolidated Net Worth plus Subordinated Indebtedness. For purposes of the limitation on additional indebtedness set forth in this Section 7(d), Indebtedness for Money Borrowed shall not include Warehouse Indebtedness, and in calculating the Consolidated Net Worth for purposes of this Section 7(d), Warehouse Indebtedness shall not be included as a liability.

      (e) Limitation on Subordinated Indebtedness. The Maker will not, nor will it permit any Subsidiary to, create, incur, assume, guarantee or be liable with respect to any Subordinated Indebtedness if immediately after giving effect to any such creation, incurrence, assumption or guarantee (including the retirement of any existing indebtedness from the proceeds of such Subordinated Indebtedness), the aggregate amount of Subordinated Indebtedness outstanding would exceed the Maker's Consolidated

Net Worth.

      (f) Payment of Taxes and Other Claims. The Maker will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges levied or imposed upon the Maker or any Subsidiary or upon the income, profits or property of the Maker or any Subsidiary and (ii) all material lawful claims for labor materials and supplies which, if unpaid, might by law become a lien upon the property of the Maker or any Subsidiary; provided, however, that the Maker shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

      (g) Books and Records. The Maker shall, and shall cause each Subsidiary to, at all times keep proper books of record and account in which proper entries shall be made in accordance with generally accepted accounting principles and, to the extent applicable, regulatory accounting principles.

      (h) Notice of Default. The Maker shall, so long as any portion of this Note remains unpaid, deliver to the Holder, within five days after the occurrence thereof, written notice of any event which after notice or lapse of time or both would become an Event of Default pursuant to Section 10(d).

      (i) Limitation on Ranking of Future Indebtedness. The Maker will not, directly or indirectly, incur, create, assume or guarantee any Indebtedness for Money Borrowed which is not Senior Indebtedness (other than Subordinated Indebtedness that is pari passu or subordinate in right of payment to this
Note).

      (j) Subsidiaries that Own Finance Receivables. The Maker will not organize and own directly or indirectly the Voting Stock of any Person that directly or indirectly owns or holds finance receivables (with an aggregate principal amount in excess of $1,000,000) originated by the Maker or any Subsidiary unless (i) the net income and net worth of such Person is accounted for as a consolidated subsidiary, of the Maker in accordance with the generally accepted accounting principles, (ii) the Maker owns directly or indirectly at least 80% of the outstanding Voting Stock of such Person and (iii) the Maker owns directly or indirectly stock or equity interests in such Person having a value equal to at least 80% of the total value of the stock or equity interests in such Person. For purposes of clause (iii), "stock" or "equity interests" shall not include preferred stock or any similar equity interest which (A) is not entitled to vote except as required by law, (B) is limited and preferred as to dividends or distributions and does not participate in the economic growth of the Person to any significant extent, (C) has, to the extent provided for, redemption rights and liquidation rights which do not exceed the issue price of such stock or equity interests (except for a reasonable redemption or liquidation premium), and (D) is not convertible into another class of stock or equity interest.

      (k) Limitations on Transactions with Affiliates. The Maker shall not, and shall not permit any of its Subsidiaries to, enter into permit to exist any transaction (or series of related transactions), including, without limitation, any loan, advance, guarantee or capital contribution to, or for the benefit of, or any sale, purchase, lease, exchange or other disposition of any property or the rendering of any service, or any other direct or indirect payment, transfer or other disposition (a "Transaction"), involving payments, with any Affiliate of the Maker, on terms and conditions less favorable to the Maker or such Subsidiary, as the case May be, than would be available at such time in a comparable Transaction in arm's length dealings with an unrelated Person as determined by the Board of Directors, such approval to be evidenced by a Board Resolution.

      The provisions of the immediately preceding paragraph will not apply to:

          (i)   Restricted Payments otherwise permitted pursuant to this Note;
or

          (ii) fees and compensation (including amounts paid pursuant to employee benefit plans) paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Maker or any Subsidiary, as determined by the Board of Directors or the senior management thereof in the exercise of their reasonable business judgment; or

          (iii) payments for goods and services purchased in the ordinary course of business on an arm's-length basis; or

          (iv)  Transactions which do not exceed $200,000; or

          (v) Transactions between or among any of the Maker and its wholly owned subsidiaries.

      8. Representations and Warranties. Maker hereby represents and warrants to Payee that:
      (a) Existence. It is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own and operate its properties, to transact the business in which it is now engaged and to execute and deliver this Note;

      (b) Binding Effect. This Note constitutes the duly authorized, legally valid and binding obligation of Maker, enforceable against Maker in accordance with its terms;

      (c) Consents. All consents and grants of approval required to have been granted by any Person in connection with the execution, delivery and performance of this Note have been granted;

      (d) No Violation. The execution, delivery and performance by Maker of this Note will not (i) violate any law, governmental rule or regulation, court order or agreement to which it is subject or by which its properties are bound or the charter documents or bylaws of Maker, (ii) result in the creation of any lien or other encumbrance with respect to the property of Maker or (iii) violate any provision of the agreements governing any Senior Debt;

      (e) Accuracy of Reports. The SEC Reports did not, as of the dates of filing thereof, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and as of the date of this Note, there has not been any material adverse change with respect to any material fact contained in the SEC Reports except as may have been disclosed to Payee on or prior to the date of this Note;

      (f) No Litigation. There is no action, suit, proceeding or governmental investigation pending or, to the knowledge of Maker, threatened against Maker or any of its assets which if adversely determined would have a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise) or prospects of Maker, taken as a whole, or the ability of Maker to comply with its obligations hereunder;

      (g) Financial Statements. The balance sheet, income statement and statements of cash flow for Maker as of December 31, 1996, including the related schedules and notes, as reported on by KPMG Peat Marwick, true copies of which have been previously delivered to Payee, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and fairly present the consolidated financial condition of Maker as at the date thereof;

      (h) Financial Statements. It is not in default under any provisions of its charter documents or bylaws or under any provisions of any franchise, contract, agreement, lease or other instrument to which it is a party or by which it or its property is bound or in violation of any law, judgment, decree or governmental order, rule or regulation, which default or violation could affect adversely in any material manner the business, assets or financial condition of Maker; and

      9.   [intentionally omitted]

      10. Events of Default. "Event of Default" means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or be effected by operation of law pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
      (a) default in the payment of any interest on or any Additional Amounts payable in respect of this Note when such interest becomes or such Additional Amounts become due and payable, and continuance of such default for a period of 10 days; or

      (b) default in the payment of the principal of or any premium on this Note when it becomes due and payable at its Maturity, upon redemption or upon repayment and continuance of such default for a period of 5 days; or

      (c) default in the performance, or breach, of any covenant or warranty of the Maker in this Note (other than a covenant or warranty a default in the performance or the breach of which is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 30 days after there has been given, by registered or certified mail, to the Maker by the Holder of this Note a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

      (d) default in the payment at stated maturity of an obligation for Indebtedness for Money Borrowed of the Maker or a Subsidiary in principal amount due at stated maturity in excess of $1,000,000, and such default shall continue, without being cured, waived or consented to and without such indebtedness being discharged, for a period of 30 days beyond any applicable period of grace; or

      (e) an event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any Indebtedness for Money Borrowed of the Maker or any Subsidiary, whether such Indebtedness for Money Borrowed now exists or shall hereafter be created, shall happen and shall result in such Indebtedness for Money Borrowed in principal amount in excess of $1,000,000 becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such acceleration shall not be rescinded or annulled, or such indebtedness shall not have been discharged, within a period of 30 days after there shall have been given, by registered or certified mail, to the Maker by the Holder of this Note a written notice specifying such event of default and requiring the Maker to cause such acceleration to be rescinded or annulled or to cause such Indebtedness for Money Borrowed to be discharged and stating that such notice is a "Notice of Default" hereunder; or

      (f) the entry by a court or agency or supervisory authority having competent jurisdiction of:

           (i) a decree or order for relief in respect of the Maker or any Significant Subsidiary in an involuntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

           (ii) a decree or order adjudging the Maker or any Significant Subsidiary to be insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition off the Maker or any Significant Subsidiary and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

           (iii) a decree or order appointing any other Person to act as a custodian, receiver, liquidator, assignee, trustee or other similar official of the Maker or any Significant Subsidiary or of any substantial part of the property of the Maker or any Significant Subsidiary, as the case may be, or ordering the winding up or liquidation of the affairs of the Maker or any Significant Subsidiary and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

      (g) the commencement by the Maker or any Significant Subsidiary of a voluntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or of a voluntary proceeding seeking to be adjudicated insolvent or the consent by the Maker or any Significant Subsidiary to the entry of a decree or order for relief in an involuntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any insolvency proceedings against it, or the filing by the Maker or any Significant Subsidiary of a petition or answer or consent seeking reorganization or relief under any applicable law, or the consent by the Maker or any Significant Subsidiary or the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or similar official of the Maker or any Significant Subsidiary or any substantial part of the property of the Maker or any Significant Subsidiary or the making by the Maker or any Significant Subsidiary of an assignment for the benefit of creditors, or the taking of corporate action by the Maker or any Significant Subsidiary in furtherance of any such action; or

      (h) a final judgment, judicial decree or order for the payment of money in excess of $5,000,000 shall be rendered against the Maker or any Significant Subsidiary and such judgment, decree or order shall continue unsatisfied for a period of 30 days without a stay of execution; or

      (i)  any other Event of Default provided in this Note.

      11.  Remedies.
      (a) Upon the occurrence of any Event of Default specified in Sections 10(f) or 10(g) above, the principal amount of this Note together with accrued interest thereon shall become immediately due and payable, without presentment, demand, notice, protest or other requirements of any kind (all of which are hereby expressly waived by Maker), and upon the occurrence and during the continuance of any other Event of Default the holder of this Note may, by written notice to Maker, declare the principal amount of this Note together with accrued interest thereon to be due and payable, and the principal amount of this Note together with such interest shall thereupon immediately become due and payable without presentment, further notice, protest or other requirements of any kind (all of which are hereby expressly waived by Maker.

      (b) If any Event of Default shall occur and be continuing, the holder of this Note may proceed to protect and enforce its rights under the Note by exercising such remedies as are available to such holder in respect hereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or agreement contained in this Note or in the aid of the exercise of any power granted in this Note. No remedy conferred in this Note upon the holder of this Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or otherwise existing at law or in equity or by statute or otherwise.

     12. Definitions. Except as otherwise expressly provided in this Note or unless the context otherwise clearly requires, for all purposes of this Note:
      (a) the terms defined in this Section have the meanings assigned to them in this Section and include the plural as well as the singular;

      (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

      (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States at the date of such computation;

      (d) the word "herein," "hereof," "hereto" and "hereunder" and other words of similar import refer to this Note as a whole and not to any particular Section or other subdivision; and

      (e) the word "or" is always used inclusively (for example, the phrase "A" or "B" means "A or B or both", not "either A or B but not both").

      Certain terms used principally in certain Sections hereof are defined in those Sections.

      "Additional Amounts" means any additional amounts which are by the terms of Note to be paid to the Holder, and which are owing to the Holder.

      "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have the meanings correlative to the foregoing.

      "Board of Directors" means the board of directors of the Maker or any committee of that board duly authorized to act generally or in any particular respect for the Maker hereunder.

      "Business Day" with respect to any Place of Payment or other location, means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a Legal Holiday in such Place of Payment or other location.

      "Capitalized Lease Obligations" means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real or personal property which obligations are required to be classified and accounted for as capital lease obligations on a balance sheet of such Person under generally accepted accounting principles and, for purposes of this Note, the amount of such obligations at any date shall be the capitalized amount thereof at such date, determined in accordance with generally accepted accounting principles.

      "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended.

      "Common Stock" means the common shares of the capital stock of the Maker.

      "Consolidated Net Income" means the amount of net income (loss) of the Maker and its Subsidiaries determined in accordance with generally accepted accounting principles; provided, however, that there shall not be included in Consolidated Net Income any net income (loss) of any Person acquired or disposed of in a pooling of interests transaction for any period prior to the acquisition thereof or subsequent to the disposition thereof.

      "Consolidated Net Worth" means the excess, as determined in accordance with generally accepted accounting principles, after making appropriate deductions for any minority interest in the net worth of Subsidiaries, of (i) the assets of the Maker and its Subsidiaries over (ii) the liabilities of the Maker and its Subsidiaries; provided, however, that any write-up in the book value of any assets owned subsequent to the date of this Note, other than as required for and at the time of assets acquired in connection with the purchase of a Person or business, shall not be taken into account.

      "Corporation" includes corporations, associations, companies and business trusts.

      "Event of Default" has the meaning specified in Section 10.

      "Holder" means, with respect to this Note, the Payee named on the first page of this Note, except that after any transfer that is permitted under
Section 14 of this Note Holder means the transferee of the prior Holder's interest in this Note; with respect to the Common Stock or any other securities, "Holder" means the registered holder of such securities.

      "Indebtedness for Money Borrowed" means any of the following obligations of the Maker or any Subsidiary which by its terms matures at or is extendable or renewable at the sole option of the obligor without requiring the consent of the obligee to a date more than twelve months after the date of the creation or incurrence of such obligation: (i) any obligations, contingent or otherwise, for borrowed money or for the deferred purchase price of property, assets, securities, or services (including, without limitation, any interest accruing subsequent to an Event of Default), (ii) all obligations (including this Note) evidenced by bonds, notes, debentures, letters of credit , or other similar instruments, (iii) all indebtedness created or rising under any conditional sale or other title retention agreement with respect to property acquired (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property) except any such obligation that constitutes a trade payable and an accrued liability arising in the ordinary course of business, if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet prepared in accordance with generally accepted accounting principles, (iv) all Capitalized Lease Obligations, (v) all indebtedness of the type referred to in Clause (i), (ii), (iii) or (iv) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured
by) any lien upon or in property of the Maker (including, without limitation, accounts and contract rights), even though the Maker has not assumed or become liable for the payment of such indebtedness, and (vi) any guaranty or endorsement (other than for collection or deposit in the ordinary course of business) or discount with recourse of, or other agreement, contingent or otherwise, to purchase, repurchase, or otherwise acquire, to supply, or advance funds or become liable with respect to, any indebtedness or any obligation of the type referred to in any of the foregoing clauses (i) through (v), regardless of whether such obligation would appear on a balance sheet; provided, however, that Indebtedness for Money Borrowed shall not include (x) Interest Rate Swap Obligations with respect to any obligations included in the foregoing clauses
(i) through (vi) or any guarantees of any such Interest Rate Swap Obligations or
(y) amounts due under or represented by asset-backed securities or other interest-bearing certificates issued by trusts formed by Subsidiaries in connection with the securitization of automobile installment sale contracts or other receivables.

      "Independent Public Accountants" means a nationally recognized firm of accountants that, with respect to the Maker and any other obligor under the Note, are independent public accountants within the meaning of the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder, who may be the independent public accountants regularly retained by the Maker or who may be other independent public accountants. Such accountants or firm shall be entitled to rely upon any Opinion of Counsel as to the interpretation of any legal matters relating to this Note or certificates required to be provided hereunder.

      "Interest Payment Date" means the Stated Maturity of an installment of interest on this Note.

      "Interest Rate Swap Obligations" means the obligation of the Maker or any Subsidiary pursuant to any interest rate swap agreement, interest rate collar agreement, forward rate agreement, interest rate cap insurance, option or futures contract or other similar agreement or arrangement, and any renewal or extension thereof, designed to protect the Maker or any of its Subsidiaries against interest rate risk.

      "Legal Holiday" with respect to any Place of Payment or other location, means a Saturday, a Sunday or a day on which banking institutions or trust companies in such Place of Payment or other location are not authorized or obligated to be open.

      "Maker" means the Person named as the "Maker" in the first paragraph of this Note until a successor Person shall have become such pursuant to the applicable provisions of this Note, and thereafter "Maker" shall mean such successor Person, and any other obligor upon this Note.

      "Maturity" with respect to this Note, means the date on which the principal of this Note becomes due and payable as provided in this Note, whether at the Stated Maturity or by declaration of acceleration, notice of redemption, notice of option to elect repayment or otherwise, and includes the Redemption Date.

      "Money" with respect to any payment, deposit or other transfer pursuant to or contemplated by the terms hereof, means United States dollars or other equivalent unit of legal tender for payment of public or private debts in the United States of America.

      "Officer" means the Chairman of the Board, a Vice Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the Chief Executive Officer, the Chief Operating Officer, the Treasurer, and the Secretary, or the

Controller of the Maker.

      "Person" means any individual, corporation, association, company, business trust, partnership, joint venture, joint-stock company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

      "Place of Payment," with respect to this Note, means the place or places where the principal of, or any premium or interest on, or any Additional Amounts with respect to this Note is payable.

      "Redemption Date," with respect to this Note or portion thereof to be redeemed, means the date fixed for such redemption by or pursuant to this Note.

      "Redemption Price," with respect to this Note or portion thereof to be redeemed, means the price at which it is to be redeemed as determined by or pursuant to this Note.

      "Repayment Date," with respect to this Note or portion thereof to be repaid pursuant to Section 7, means the date fixed for such repayment by or pursuant to this Note.

      "Repayment Price," with respect to this Note or portion thereof to be repaid pursuant to Section 7, means the price at which it is to be repaid pursuant to this Note.

      "Restricted Payment" has the meaning specified in Section 7(c).

      "SEC Reports" means the following documents filed by Maker pursuant to the requirements of Sections 13 and 14 of the Securities Exchange Act on or before the date of this Note: report on Form 10-K filed March 31, 1997 (as amended by amendments thereto filed April 14 and April 30, 1997), report on Form 10-Q filed May 15, 1997, and definitive proxy materials filed June 11, 1997.

      "Senior Indebtedness" means the principal amount of, premium, if any, and interest on (i) any Indebtedness for Money Borrowed, whether now outstanding or hereafter created, incurred, assumed or guaranteed, unless in the instrument creating or evidencing such Indebtedness for Money Borrowed or pursuant to which such Indebtedness for Money Borrowed is outstanding it is provided that such Indebtedness for Money Borrowed is subordinate in right of payment or in rights upon liquidation to any other Indebtedness for Money Borrowed of the Maker and
(ii) refundings, renewals, extensions, modifications, restatements, and increases of any such indebtedness.

      "Significant Subsidiary" means any Subsidiary which accounted for more than 10% of the Maker's Consolidated Net Worth or more than 10% of the Maker's consolidated revenue, in each case as of the end of the Maker's most recent fiscal year.

      "Special Redemption Event" means the occurrence of any one or more of the following: (i)(x) the Maker shall consolidate with or merge into any other Person, (y) the Maker shall convey, transfer or lease all or substantially all of its assets to any Person or (z) any Person shall consolidate with or merge into the Maker pursuant to a transaction in which the outstanding common stock of the Maker is reclassified, changed or exchanged; provided that the following shall be excluded from the operation of this clause (i): a transaction which is part of a sale, financing or securitization of receivables, entered into in the ordinary course of business; a transaction between the Maker and one or more of its wholly-owned Subsidiaries; or a transaction of the type described in clause
(i) (x) or (i) (z) above unless immediately after giving effect to such transaction, a Person or "group" (as such term is used for purposes of Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) other than any Person who is a director of the Maker or a "related Person" on the date of this Note, is or becomes the "beneficial owner", directly or indirectly, of more than fifty percent (50%) of the total voting power in the aggregate normally entitled to vote in the election of directors; and (ii) any Person or "group" (as such term is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) other than any Person who is a director of the Maker or a "related Person" on the date of this Note, shall purchase or otherwise acquire in one or more transactions or series of transactions beneficial ownership of fifty percent (50%) or more of the outstanding common stock of the Maker on the date immediately prior to the last such purchase or other acquisition. For purposes of this definition, "related Person" means, in addition to such director, (a) any relative or spouse of such director, or any relative of such spouse, (b) any trust or estate in which such Person or any of the Persons specified in clause (a) collectively own fifty percent (50%) or more of the total beneficial interest or (c) any corporation or other organization (other than the Maker) in which such director or any of the Persons specified in clause (a) or (b) are the beneficial owners collectively of fifty percent (50%) or more of the voting power.

      "Stated Maturity," with respect to any installment of principal or interest payable on this Note or any Additional Amounts with respect thereto, means the date established by or pursuant to this Note as the fixed date on which the principal or such installment of principal or interest is or such Additional Amounts are due and payable.

      "Subordinated Indebtedness" means Indebtedness for Money Borrowed that is not Senior Indebtedness.

      "Subsidiary" means any corporation of which at the time of determination the Maker or one or more Subsidiaries owns or controls directly or indirectly more than 50% of the shares of Voting Stock.

     "United States" except as otherwise provided herein or in any Note, means the United States of America (including the states thereof and the District of Columbia), its territories and possessions and other areas subject to its jurisdiction.

     "United States Alien," except as otherwise provided in or pursuant to this Note, means any Person who, for United States federal income tax purposes, is a foreign corporation, a non resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust.

     "Vice President," when used with respect to the Maker, means any Senior or Executive Vice President, whether or not designated by a number or a word or words added before or after the title "Vice President."

     "Voting Stock" means stock of a corporation of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers, or trustees of such corporation, provided that, for the purposes hereof, stock which carries only the right to vote conditionally on the happening of an event shall not be considered Voting Stock whether or not such event shall have happened.

     "Warehouse Indebtedness" means Indebtedness for Money Borrowed outstanding under the warehouse line of credit which line of credit the Maker has in place on the date of this Note and any replacement or additional facility under which the Maker borrows money against contracts held for sale, pending their sale in securitization transactions.

     13. Transfer. This Note may be transferred in whole but not in part by Payee and each subsequent Holder of this Note so long as such transfer will not violate any federal securities laws or state "blue sky" laws.

     14.  Miscellaneous.
     (a) Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telecopier communication) and mailed, telecopied, or delivered as follows: if to Maker, at its address specified opposite its signature below; and if to Payee, c/o Stanwich Partners, Inc., One Stamford Landing, 62 Southfield Ave., Stamford, CT 06902; Attention: President, Fax No. (203) 967-3923; or in each case at such other address as shall be designated by Payee or Maker in a written notice to the other. All such notices and communications shall, when mailed, telecopied or sent by overnight courier, be effective when deposited in the mails, delivered to the overnight courier or sent by telecopier, as the case may be.

     (b) No failure or delay on the part of Payee or any other holder of this Note to exercise any right, power or privilege under this Note and no course of dealing between Maker and Payee or any other holder of this Note shall impair such right, power or privilege or operate as a waiver of any default or an acquiescence therein, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise therof or the exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative to, and not exclusive of, any rights or remedies which Payee or any other holder of this Note would otherwise have. No notice to or demand on Maker in any case shall entitle Maker to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of Payee or any other holder of this Note to any other or further action in any circumstances without notice or demand.

     (c) Maker and any endorser of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

     (d) THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA.

     (e) Any legal action of proceeding with respect to this Note may be brought in the courts of the state of California or of the United States of America for the Central District of California and, by execution and delivery of this Note, Maker hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Maker further irrevocably consents to the service of process out of any of the aforementioned courts in any action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to Maker at its address set forth below its signature hereto, such service to become effective seven days after such mailing. Nothing herein shall affect the right of Payee or any Holder of this Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Maker in any other jurisdiction. Maker hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Note brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

     (f) Maker agrees to indemnify Holder against any losses, claims, damages and liabilities and related expenses, including counsel fees and expenses, incurred by Holder arising out of or in connection with or as a result of the transactions contemplated by this Note. In particular, Maker promises to pay all costs and expenses, including reasonable attorneys' fees, incurred in connection with the collection and enforcement of this Note. In addition, Maker agrees to pay, and to save Holder harmless from all liability for, any stamp or the documentary taxes which may be payable in connection with Maker's execution or delivery of this Note.

     (g) MAKER AND, BY THEIR ACCEPTANCE OF THIS NOTE, PAYEE AND ANY SUBSEQUENT HOLDER OF THIS NOTE, HEREBY IRREVOCABLY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS NOTE AND THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Maker and, by their acceptance of this Note, Payee and any subsequent Holder of this Note, each (i) acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in their related future dealings and (ii) further warrants and represents that each has reviewed this waiver with its legal counsel and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS OF THIS NOTE. In the event of litigation, this provision may be filed as a written consent to a trial by the court.

     IN WITNESS WHEREOF, Maker has caused this Note to be executed and delivered by its duly authorized officer as of the day and year and at the place first above written.


                            CONSUMER PORTFOLIO SERVICES, INC.

                            By
                            Name:
                            Title:
                            Address:
                            2 Ada
                            Irvine, California  92618
                            Attention:  Charles E. Bradley, Jr.
                            Fax Number:  (714) 753-6804

Agreed to and accepted by
STANWICH FINANCIAL SERVICES CORP.
    By
    Name:
    Title:

                                   EXHIBIT A
                                    FORM OF
                               CONVERSION NOTICE
                        To Be Delivered Upon Conversion
                              of Convertible Note


     The undersigned hereby exercises its right to convert the attached Partially Convertible Subordinated 9% Note (the "Note"; defined terms used herein without definition shall have the meaning set forth in the Note), according to the terms and conditions thereof, and hereby requests Maker to convert the Note into shares of Common Stock at the conversion rate set forth in the Note. The undersigned requests that certificate(s) for such Common Stock be issued in the name set forth below.
     Date:
                                 [NAME OF HOLDER]

                                 By:

Name in which shares
are to be issued:
Name                       (Please Print or Type)
Address:
                                 Social Security Number or
                                 other identifying number: